AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT

         This Amendment to the Collaboration and License Agreement by and between Oclassen Pharmaceuticals, Inc. and Symbollon Corporation dated as of May 14, 1996 (the "Agreement") is made as of this 14th day of August, 1997. All capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement.

         This Amendment, when signed by the parties to the Agreement, shall constitute a written amendment in accordance with Section 17.6 of the Agreement. The parties hereby agree that the Agreement shall be amended as follows:

1. The first sentence of Section 2.1 after the heading "Formation" shall be deleted and replaced with the following language "The Joint Development Committee will be comprised of five (5) members with three (3) being appointed and replaced by Oclassen and two (2) being appointed and replaced by Symbollon."

2. Exhibit C shall be amended to provide that the three (3) members of the Joint Development Committee appointed by Oclassen are as follows: "1. David Hsia; 2. Thomas Ho; 3. Mark Taylor"

3. Section 2.3 shall be deleted in its entirety.

4. Section 2.4 shall be deleted and replaced with the following language:

                  "If at any time during the term of this Agreement, Oclassen wishes to revise the marketing strategy for any Product involving a switch to OTC sales, either exclusively or concurrently with prescription sales, it may so notify the JDC. If the JDC fails to reach unanimous agreement on such switch, the top executive officer of each party will confer as soon as reasonably practicable and each use commercially reasonable efforts to effect resolution. Should such conference not resolve the disagreement, the JDC will then determine, by majority vote, whether to permit the desired revision to the marketing strategy. If an OTC marketing strategy is adopted following the process contemplated by this paragraph, then upon agreement by the parties of Symbollon's economic return with respect thereto, which return the parties will negotiate in good faith, Oclassen will have the exclusive right to make, have made, use, sell and have sold such Product in the OTC market, and the license granted under Section 4.1 shall be deemed to be amended to reflect such right. Should the parties not reach agreement with respect to Symbollon's economic return in connection with OTC sales, such matter will be decided by arbitration under Section 17.3"

5. In Subsection (b) of Section 3.2 the language "pay Symbollon for its work under the Project Plan" shall be deleted and replaced with the following language: "pay Symbollon for its research and development work under the Project Plan (but not for any non-research work, including JDC meetings, travel to or from meetings, discussions regarding the Agreement itself, presentations and preparations for such presentations)".

6. In Section 4.1 the language "and/or co-promotion pursuant to Section 4.2(b)" shall be inserted following the words "research and development". The words "(but not distribution)" shall be deleted.

7. Subsection 4.2(b)(d) shall be deleted and replaced with the following language:

                  "(d) that (i) Symbollon shall receive [* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.] of any and all amounts received and all other consideration received (when in a form other than cash or its equivalent, the fair market value thereof when received) by Oclassen or its Affiliates directly or indirectly from such co-promoter by reason of the sale, distribution or use of Product(s), and
                  (ii) that should Symbollon's economic return with respect to a co- promotion contemplated by this paragraph not be equivalent to that which Symbollon would have received in the aggregate if Symbollon had received a [* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.] royalty on the sale of such Product directly by Oclassen to an unrelated third party (not to include the sale by Oclassen to a co-promoter), then the parties will negotiate in good faith to reach an agreement with respect to Symbollon's economic return in connection with such co-promotion. Should the parties not reach agreement with respect to Symbollon's economic return in connection with such co-promotion, such matter will be decided by arbitration under Section 17.3"

8. The Milestones as set forth in  subsections  (b), (c), (d) and (e) of Section
6.1 of the Agreement shall be deleted and shall be replaced with the following language:

                  "(b) [* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.] upon execution of this amendment; plus

                  (c) [* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.] on November 11, 1997; plus

                  (d) [* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.] upon completion of a Phase I/II, Phase II or Phase II/III clinical trial of a Product (but not upon completion of a Phase I clinical Trial of a Product) ("completion" means Oclassen having received actual clinical reports pertaining to the submitted protocols of such trial); plus

                  (e) [* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.] upon the first filing of an NDA for any indication for a Product; plus"

9. In Section 6.2 the language "up to an additional [* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.]" shall be deleted and replaced with the following language: "up to an additional [* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL

TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.]". Additionally, in line 8 of Section 6.2 the words "two (2) consecutive years" shall be deleted and replaced with the words "four (4) consecutive years".

10. Article 7 shall be deleted and replaced with the following language:

         7.1 Symbollon Sale of Products Outside the Territory. If Symbollon sell Products and/or any other product(s) which incorporate and/or rely on a Joint Invention and/or Oclassen's Regulatory Filings or Regulatory Approvals outside the Territory, either directly or in conjunction with a third party, Symbollon shall pay Oclassen with respect to each calendar quarter a royalty equal to [* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.] of (1) the amount received by Symbollon from the Net Sales of such Product(s) or product(s) and, without duplication, (2) all amounts received and all other consideration received (when in a form other than cash or its equivalent, the fair market value thereof when received) by Symbollon by reason of the sale, license, distribution or use of such Product(s) or product(s), in each case during such quarter and subject to the following limitations: (a) for purposes of calculating the preceding royalty amount no royalties shall be paid on any monies paid to Symbollon by a third party expressly intended for the additional direct formulation and/or technical development, nor on any Manufacturing Costs of Product(s) or product(s) and (b) in no event shall Symbollon's royalty payments owed under this Article 7 ever exceed [* INDICATES THAT MATERIAL HAS BEEN OMITTED AND CONFIDENTIAL TREATMENT HAS BEEN REQUESTED THEREFOR. ALL SUCH OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION PURSUANT TO RULE 24b-2.] in the aggregate.

         7.2 Oclassen's Right of First Negotiation Outside the Territory. Symbollon shall offer to Oclassen the first opportunity to negotiate with Symbollon for the exclusive right to develop, manufacture, have manufactured, use, market, have marketed, sell and/or have sold any Products and/or any other product(s) which incorporate and/or rely on a Joint Invention and/or Oclassen's Regulatory Filings or Regulatory
         Approvals outside the Territory ("Extra-Territorial Projects"). Symbollon will notify Oclassen as to each Extra-Territorial Project such that Oclassen shall have at least fifteen (15) days during which time to consider whether Oclassen wishes to pursue such Extra-Territorial Project. Within fifteen (15) days after receipt of notice of an Extra-Territorial Project, Oclassen shall, if it desires to pursue negotiations with respect to such Extra-Territorial Project, notify Symbollon of such desire. Symbollon shall then refrain from negotiating such Extra-Territorial Project with any entity other than Oclassen for a period of sixty (60) days. During such sixty (60) day period the parties shall engage in exclusive, good faith negotiations regarding the Extra-Territorial Project. If such negotiations do not result in a definitive agreement within the sixty (60) day period, the exclusive negotiation period shall terminate and Symbollon shall be entitled to pursue negotiations with respect to such Extra-Territorial Project with third parties.

11. Section 9.1 shall be deleted and replaced with the following language:

         "During the term of this Agreement and unless this Agreement is terminated by Oclassen due to a material breach by Symbollon, for two
         (2) years after termination of this Agreement, Oclassen will not directly or indirectly research and develop for the topical treatment and prevention of recurrence of human skin diseases except with Symbollon pursuant to this Agreement a multi-part system which, upon mixing prior to use, forms a composition containing from 5 to in excess of 300 ppm of diatomic iodine (I2) or (ii) the use of excipients used in combination with such compositions that modify the properties of said compositions including, by way of example, decolorizers, reducing agents, sequestrants, potentiators or viscosifiers."

12. In Section 11.2(a) the words "pertains to Iodine" shall be deleted and replaced with the following language:

         "pertains to (i) any multi-part system which, upon mixing prior to use, forms a composition containing from 5 to in excess of 300 ppm of diatomic iodine (I2), or (ii) the use of excipients used in combination with such compositions that modify the properties of said compositions including, by way of example, decolorizers, reducing agents, sequestrants, potentiators or viscosifiers".

13. In Section 11.3 the words "or acquired" in the line preceding the final line of Section 11.3 shall be deleted.

14. In Section 12.3(a) the following language shall be inserted in the third line following the words "Actively Developing": "or shall have plans to develop".

15. Section 15.3 shall be renumbered as 15.3.1.

16. A new Section 15.3.2 shall be inserted following Section 15.3.1 and shall read as follows:

         15.3.2 Termination by Symbollon. Within thirty (30) days following the respective milestone dates set forth below, Symbollon may terminate this Agreement by giving forty-five (45) days written notice to Oclassen if Oclassen shall fail to meet the corresponding milestone:

         (a) by December 31, 1998 Oclassen shall have made a first filing of an IND for any indication of a Product;

         (b) by December 31, 1999 Oclassen shall have completed full patient enrollment in a Phase I clinical trial of a Product; and

         (c) by December 31, 2000 Oclassen shall have completed a Phase I/II, Phase II or Phase II/III clinical trial of a Product (but not upon completion of a Phase I clinical Trial of a Product) ("completion" means Oclassen having received actual clinical reports pertaining to the submitted protocols of such trial).

         Oclassen shall have forty-five (45) days from receipt of Symbollon's notice to terminate pursuant to this Section 15.3.2 within which to cure the failure which has provided Symbollon a basis to terminate the Agreement in which case such termination by
Symbollon shall be ineffective.

17. In Section 17.1 the addresses for Oclassen and Symbollon shall be changed as provided below:

                  Oclassen Pharmaceuticals, Inc.
                  311 Bonnie Circle
                  Corona, CA 91720
                  Telephone: 909-270-1400
                  Fax: 909-270-1429
                  Attention: President

                  Symbollon Corporation
                  37 Loring Drive
                  Framingham, MA 01702
                  Telephone: 508-620-7676
                  Fax: 508-620-7111
                  Attention: President

         Additionally the following party, rather than "Venture Law Group" shall receive copies of any Notices to Oclassen:

                  D'Ancona & Pflaum
                  30 N. La Salle Street Suite 2900
                  Chicago,  IL  60605
                  Telephone: (312) 580-2161
                  Fax: (312) 580-0923
                  Attention: Michel J. Feldman

         Except as herein modified, all other terms and conditions of the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

OCLASSEN PHARMACEUTICALS, INC               SYMBOLLON CORPORATION

By: /s/ Allen Chao                          By: /s/ Paul C. Desjourdy
    -------------------------------             -------------------------------
Its: _______________________________        Its: Executive Vice President